Exhibit (b)(5)

THIS AMENDED AND RESTATED SECOND AMENDING AGREEMENT is dated as of the 21st day of July, 2022

AMONG:

VISTON UNITED SWISS AG, Haggenstreet 9, 9014 St. Gallen, Switzerland

(the “Borrower”)

- and -

Mr. ROCH, ZBIGNIEW, Schloss 0-74229 Oedhiem, Germany

(the “Guarantor”)

- and -

UNIEXPRESS INVESTMENT HOLDING PLC, Third Floor, 207 Regent Street,

London, United Kingdom, W1B 3HH

(the “Lender”)

WHEREAS, pursuant to a Long-Term Debt Financing Agreement (Agreement No.: DFA.2021.ZA0001.2109-AA11) dated October 22, 2021, as amended by the Amended and Restated First Amending Agreement dated July 21, 2022 (collectively, the “Financing Agreement”) between the Borrower, the Guarantor and the Lender, the Lender established credit facilities in favour of the Borrower on the terms and conditions set forth therein;

AND WHEREAS, the Lender and the Borrower wish to amend the Financing Agreement to remove the obligation of the Guarantor to personally guarantee the obligations of the Borrower under the Financing Agreement, and in replacement thereof the Guarantor and the Lender agree to put in place a surety insurance bond (the “Insurance Bond”) in form and substance acceptable to the Lender;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms. Unless otherwise defined in this Amended and Restated Second Amending Agreement to the Financing Agreement (this “Amendment”), all capitalized terms used herein, including in the recitals and appendices hereto, shall have the meaning given to such terms in the Financing Agreement.

2.	Amendment to the Financing Agreement. Upon satisfaction of the conditions to effectiveness in Section 3 of this Amendment, the Financing Agreement is hereby amended as follows:

2.1

The obligation of the Guarantor in guaranteeing the obligations of the Borrower to the Lender under the Financing Agreement is hereby vacated in its entirety, and in lieu thereof the Lender does accept from the Borrower the Insurance Bond.

3.

Effective Date. This Amendment shall become effective on the date (such date being the “Amendment Effective Date”) on which the Lender shall have received and be satisfied that the Insurance Bond has become fully effective and binding, the Lender shall have received an executed copy of an insurance certificate in form and substance acceptable to the Lender, and the Lender shall have received confirmation of the initial premium payment having been made.

4.

References. On and after the date of this Amendment, reference to the Financing Agreement shall be to the Financing Agreement as supplemented and amended hereby, and except as the Financing Agreement is further supplemented or amended, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.

No Waiver, etc. Except as expressly stated herein, the execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Financing Agreement or any other agreements or instruments delivered in connection therewith or pursuant thereto nor constitute a waiver of any provision of the Financing Agreement or any other agreements or instruments delivered in connection therewith or pursuant thereto.

6.

Counterparts. This Amendment may be executed in any number of counterparts (including by way of facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.	No Novation. This Amendment and the transactions contemplated herein shall not constitute a novation of the credit facilities under the Financing Agreement.

- signatures follow on next page -

IN WITNESS WHEREOF, this Amendment consists of 3 (three) pages, done and signed as by the Parties on the 21st day of July, 2022.

Borrower	Guarantor	Lender
Date/Stamp/Signature	Date/Stamp/Signature	Date/Stamp/Signature
VISTON UNITED SWISS AG /s/ Zbigniew Roch	/s/ Zbigniew Roch	UNIEXPRESS INVESTMENT HOLDING PLC /s/ Gurkan Vural
ZBIGNIEW ROCH, Director	ZBIGNIEW ROCH	GURKAN VURAL Director